UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

Navitas Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3520 Challenger Street,	Torrance,	California	90503-1640
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chris Allexandre as President, CEO and Director
On August 20, 2025, the Board of Directors (the “Board”) of Navitas Semiconductor Corporation (“Navitas” or the “Company”) appointed Chris Allexandre as President and Chief Executive Officer, effective September 1, 2025. The Board also appointed Mr. Allexandre to the Board as a Class I director with an initial term of office expiring on the date of the Company’s 2028 annual stockholders’ meeting. Mr. Allexandre succeeds Gene Sheridan, a Navitas founder, who will step down as President and CEO and from the Board on August 31, 2025. Mr. Sheridan’s resignation from the Board is not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Mr. Allexandre, 50, has more than 25 years of experience in the semiconductor industry, most recently serving in several senior executive operating and sales roles at Renesas Electronics Corporation, including Senior Vice President and General Manager of the Power Division since 2023, and Chief Sales and Marketing Officer from 2019 to 2023. Prior to his tenure at Renesas, Mr. Allexandre held executive roles at Integrated Device Technology, Inc. (IDT) (acquired by Renesas in 2019) as Senior Vice President of Sales and Marketing; at NXP Corporation as Senior Vice President, Worldwide Sales for Mass Market; and at Fairchild Semiconductor International, Inc. as Senior Vice President of Worldwide Sales, Marketing and Business Operations.
Mr. Allexandre’s extensive management experience spans analog, power, mixed-signal and digital products across cloud, industrial, mobile, consumer, telecom, and automotive markets.
Mr. Allexandre holds a Master of Science in Electrical Engineering from the Institut Supérieur de l’Électronique et du Numérique (ISEN) in Lille, France.
Employment Agreement with Mr. Allexandre
In connection with Mr. Allexandre’s appointment as President and CEO, the Company and Mr. Allexandre entered into an employment agreement dated August 22, 2025. The agreement provides for an annual base salary of $520,000 and eligibility for an annual incentive bonus at a target bonus opportunity level equal to 120% of his base salary. In addition, Mr. Allexandre will be granted a recruitment award of 800,000 restricted stock units (RSUs), which will vest in equal installments in August 2027, 2028 and 2029, subject to Mr. Allexandre’s continued employment on the respective vesting dates. The recruitment award is subject to partial accelerated vesting if Mr. Allexandre’s employment is terminated by the Company for any reason other than cause or his death or disability, or if Mr. Allexandre resigns for good reason (as those terms are defined in the Company’s Executive Severance Plan) in the first three years of employment, and full vesting in the event of such a termination in the fourth year. The employment agreement further provides for a 2026 award of performance-based stock units (PSUs), with an expected grant date value of $2,500,000 and vesting subject to the achievement of performance goals to be set by the Board over the three-year period from 2026 to 2028, inclusive. The agreement contemplates subsequent annual equity awards comprised of 50% time-based RSUs and 50% performance-based PSUs which, together, have an expected aggregate fair value on the grant date of $2,500,000.
The target value of annual awards beginning in 2027, the mix of the type of equity awards granted, and the selected performance metrics and leverage, are subject to change and will be determined and approved each year by the Board. Except for the initial recruitment award, the equity awards described above are not subject to accelerated vesting in the event of employment termination for any reason, except in connection with a change in control of the Company as provided in the Executive Severance Plan.
The foregoing description of Mr. Allexandre’s employment agreement is qualified in its entirety by reference to the full text of the agreement, which the Company intends to file as an exhibit to its next Quarterly Report on Form 10‑Q.

CEO Transition Agreement with Mr. Sheridan.
The Company entered into a CEO Transition Agreement with Mr. Sheridan, dated as of August 22, 2025 (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Sheridan will resign as President and CEO, and as a director of the Company, effective as of August 31, 2025. Mr. Sheridan’s resignation from the Board is not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Sheridan has agreed, for up to one year after that date, to make himself available to provide support, advocacy and cooperation as reasonably requested to facilitate the orderly transition of leadership to Mr. Allexandre and to preserve the benefits of his experience as the Company’s only CEO since its founding in 2014. Through the Transition Agreement, among other purposes, the Company sought to preserve access to Mr. Sheridan’s institutional knowledge, reputation and long-standing relationships in the industry. At the same time, to ensure a clear transfer of authority while continuing to provide the Company with the benefits of Mr. Sheridan’s 11-year tenure as the founding CEO, the agreement requires that all such support by Mr. Sheridan will occur only if requested by Mr. Allexandre. Support provided by Mr. Sheridan under the agreement may include, for example, (i) participating in and advocating on behalf of the Company in meetings or communications with key customers, suppliers and other stakeholders; (ii) supporting the Company’s industry presence through attendance or support at selected conferences and trade shows; (iii) leveraging Mr. Sheridan’s recognition and stature to maintain or enhance key relationships with commercial partners and other industry participants; (iv) communicating and advocating on the Company’s behalf with key stakeholders; (v) facilitating introductions or referrals to business contacts with whom Mr. Sheridan has unique relationships; and (vi) providing Mr. Allexandre with sounding-board advice or historical insights, as appropriate, to support Mr. Allexandre’s leadership and succession.
In consideration for these arrangements, the Company agreed to pay Mr. Sheridan a series of transition payments aggregating $2,400,000, less applicable withholdings, in regular installments over the 12 months following the transition date. The Transition Agreement provides that the payments are not intended as compensation payable on a measurable or quantifiable basis, but rather as consideration for the unique and non-ratable value to the Company of the ability to avail itself of continued access to the benefits of Mr. Sheridan’s stature as the founding President and CEO, and his industry standing, reputation, goodwill, strategic relationships, and willingness to make these available to the best advantage of the Company through and following the transition of leadership. These agreements between the Company and Mr. Sheridan are intended to help preserve business relationships, organizational stability and market confidence during and after the transition.
The Transition Agreement includes customary confidentiality provisions and releases of claims in favor of the Company.
The foregoing summary of the Transition Agreement is qualified in its entirety by reference to the full text of the agreement, which the Company intends to file as an exhibit to its next Quarterly Report on Form 10‑Q.

Item 7.01. Regulation FD Disclosure.
Press Release Announcing Appointment of New President and CEO. On August 25, 2025, the Company issued a press release announcing the appointment of Mr. Allexandre as President and CEO and to the Board of Directors. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K and incorporated in this Item 7.01 by reference.
Announcement Confirming Previous Guidance for the Third Quarter of 2025. The Company is confirming its financial guidance for the third fiscal quarter ending September 30, 2025, as previously provided in the Company’s second-quarter earnings press release on August 4, 2025, furnished as Exhibit 99.1 to the Current Report on Form 8‑K filed by the Company with the Securities and Exchange Commission (SEC) on August 4, 2025. The third-quarter guidance set forth in the press release under the heading “Near Term Business Outlook” is unchanged.
Forward-looking statements contained and referred to in this report and Exhibit 99.1 furnished herewith should be read in conjunction with the cautionary language regarding forward-looking information and risk factors described in the Company’s filings with the SEC, including the “Cautionary Statement Regarding Forward-Looking Statements” provided in the Company’s August 4, 2025 press release referred to above.

Information in this Item 7.01 and Exhibit 99.1 to this report is furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and none of such information is incorporated by reference in any filing under the Securities Act of 1933 except as may be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated August 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION

Dated: August 25, 2025	By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer